FOR IMMEDIATE RELEASE                 CONTACT: Mattel, Inc.
                                      News Media       Investor Relations
                                      Glenn Bozarth    Mike Salop
                                      310-252-3521     310-252-2703


                   MATTEL REPORTS STRONG EARNINGS INCREASE,
              REMAINS ON TRACK TO ACHIEVE FULL-YEAR PROFIT TARGET

LOS ANGELES, April 16 -- Mattel, Inc. today reported that net income for the 1998 first quarter ended March 31 more than doubled to $12.7 million or $.04 per share from $5.1 million or $.01 per share in the year-ago first quarter, before a 1997 Tyco Integration and Mattel Restructuring charge.
The charge resulted in a 1997 first quarter loss of $204.6 million or $.72 per share.

     Net sales for the 1998 first quarter were $705 million, versus $694 million in the 1997 quarter, up 2 percent in U.S. dollars and 4 percent in local currency.

     "The fundamental advantage of our diverse brand portfolio is evident in our results, which were achieved despite an unexpected change in buying practices by Toys "R" Us," Jill Barad, Mattel's chairman and chief executive officer, said. "As a result of the Toys "R" Us situation and the managing down of specific 1997 doll inventory, Barbie shipping declined in the quarter, but we did see a very strong increase in Barbie retail sales. Our Infant and Preschool category sales experienced excellent growth, as did our Wheels and Entertainment businesses," she said. "We also saw a favorable trend in our international business, particularly in Europe.

     "Our balance sheet remains strong, with inventories and receivables being well managed and cash at a healthy $332 million," Barad said. "The strength of our portfolio of brands and our strong financial position give us continued confidence that we will achieve our projected earnings per share growth of at least 15 percent for the year."

     Mattel, Inc. is the worldwide leader in the design, manufacture and marketing of children's toys. With headquarters in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 150 nations throughout the world.

Note:

Forward-looking statements included in this release with respect to the financial condition, results of operations and business of the company, which include, but are not limited to, the restructuring charge, cost savings and profitability, are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such statements. These include without limitation: the company's dependence on the timely development, introduction and customer acceptance of new products; possible weaknesses of international markets; the impact of competition on revenues and margins; the effect of currency fluctuations on reportable income; and other risks and uncertainties as may be detailed from time to time in the company's public announcements and SEC filings.


                                 -###-

                        MATTEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE
                                                      THREE MONTHS ENDED
                                                  -------------------------
                                                   March 31,      March 31,
(In thousands, except per share amounts)             1998          1997 (a)
----------------------------------------          ----------     ----------
Net Sales                                         $  705,164     $  693,520
  Cost of sales                                      381,246        370,709
                                                  ----------     ----------
Gross Profit                                         323,918        322,811

  Advertising and promotion expenses                  98,081        102,626
  Other selling and administrative expenses          183,791        185,286
  Integration/restructuring costs (c)                      -        275,000
  Other expense, net                                   7,898          7,882
                                                  ----------     ----------
Operating Profit (Loss)                               34,148       (247,983)
  Interest expense                                    16,392         19,636
                                                  ----------     ----------
Income (Loss) Before Income Taxes                     17,756       (267,619)
  Provision (benefit) for income taxes                 5,087        (62,995)
                                                  ----------     ----------
Net Income (Loss)                                     12,669       (204,624)

  Less: dividends on convertible
    preferred stock                                    1,990          2,840
                                                  ----------     ----------
Net Income (Loss) Applicable to                   $   10,679     $ (207,464)
  Common Shares                                   ==========     ==========

  Net Income (Loss) Per Share - Basic (a)(b)      $     0.04     $    (0.72)
                                                  ==========     ==========

Average Number of Common Shares
  Outstanding - Basic (a)                            293,048        288,382
                                                  ==========     ==========

  Net Income (Loss) Per Share - Diluted (a)(b)    $     0.04     $    (0.72)
                                                  ==========     ==========

Average Number of Common and Common Equivalent
  Shares Outstanding - Diluted (a)                   298,164        288,382
                                                  ==========     ==========

(a) Consolidated results and share and per share data are restated for the March 1997 merger with Tyco Toys, Inc.
(b) Income per share for March 1997, before the $0.73 per share effect of the merger-related nonrecurring charge of $210 million after taxes, was $0.01 per share.
(c) Represents a nonrecurring charge for transaction, integration and restructuring costs related to the Tyco merger. The related tax benefit of $65 million is included in the provision for income taxes.


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                   March 31,      March 31,       Dec. 31,
(In thousands)                                       1998          1997 (a)         1997
--------------                                    -----------    -----------    -----------
ASSETS
  Cash                                            $   331,884    $   144,659    $   694,947
  Accounts receivable, net                            987,906        977,479      1,091,416
  Inventories                                         531,623        512,847        428,844
  Prepaid expenses and other current assets           251,397        193,636        246,529
                                                  -----------    -----------    -----------
    Total current assets                            2,102,810      1,828,621      2,461,736

  Property, plant and equipment, net                  602,793        608,350        601,597
  Other assets                                        738,191        824,743        740,458
                                                  -----------    -----------    -----------
    Total Assets                                  $ 3,443,794    $ 3,261,714    $ 3,803,791
                                                  ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Short-term borrowings                           $    18,204    $    16,865    $    17,468
  Current portion of long-term liabilities             13,577        105,393         13,659
  Accounts payable and accrued liabilities            636,684        712,841        939,562
  Income taxes payable                                134,284        113,358        202,735
                                                  -----------    -----------    -----------
    Total current liabilities                         802,749        948,457      1,173,424

  Long-term debt                                      154,089        301,877        155,036
  Medium-Term notes                                   520,500        260,000        520,500
  Other long-term liabilities                         126,210        114,686        132,761
  Shareholders' equity                              1,840,246      1,636,694      1,822,070
                                                  -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 3,443,794    $ 3,261,714    $ 3,803,791
                                                  ===========    ===========    ===========

